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                                                                    EXHIBIT 21.1
                                                                    ------------

                      CHICAGO MINIATURE LAMP, INC. ("CML")

                     SUBSIDIARIES AND PARTNERSHIP INTERESTS
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JURISDICTION                                TYPE OF        PERCENT
SUBSIDIARY OR PARTNERSHIP               OF INCORPORATION  INTEREST*  OWNED     OWNED BY
- --------------------------------------  ----------------  ---------  ------  -------------

Industrial Devices, Inc. ("IDI")        New Jersey           C          100%   CML

Plastomer Inc.                          Ontario              C          100%   IDI

Fredon Development Industries, Inc.     New Jersey           C          100%   IDI

IDI Internacional S.A.                  Costa Rica           C          100%   IDI

Badalex Limited ("Badalex")             England              C          100%   CML

CML Shipping Limited                    England              C          100%   Badalex

Chicago Miniature Lamp
 Europe Limited                         England              C          100%   Badalex

CML Lighting Limited                    England              C          100%   CML

CML Fiberoptics, Inc.                   Massachusetts        C          100%   CML
("Fiberoptics")

Electro Fiberoptics Corp.               Massachusetts        C          100%   Fiberoptics

CML Air, Inc.                           New Hampshire        C          100%   CML

Alba Speziallampen Holding
GmbH ("Alba Holding")                   Germany              LLC        100%   CML

W. Albrecht GmbH u. Co KG
("Albrecht GmbH")                       Germany              LP        99.9%   Alba Holding

W. Albrecht GmbH u. Co KG
("Albrecht GmbH")                       Germany              GP          .1%   Alba GmbH

Alba Speziallampen GmbH                 Germany              LLC        100%   Alba Holding
("Alba GmbH")

W. Albrecht Grundstucksgesellschaft     Germany              LP        99.9%   Alba Holding
GmbH u Co GbR

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

 W. Albrecht Grundstucksgesellschaft    Germany        GP     .1%            CML
GmbH u Co GbR

Arnold GmbH                             Germany        LLC    100%   Alba Holding

BSC Arnold GmbH & Co                    Germany        GP    100%   Alba Holding
 Softwareentwicklung und-beratung**

Alba Light Design GmbH                  Germany        LLC    100%  Albrecht GmbH

A & S Electric, spol.s.r.o.             Czech Republic LLC     60%  Albrecht GmbH
(GmbH) (CZ)

Alba Technology (M) Sdn. Bhd.           Malaysia       C     70%            CML

Alba Lamps, Inc.                        Illinois       C    100%            CML

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*    C= Corporation, LLC=Limited Liability Company, LP=Limited Partnership
     Interest, GP=General Partnership Interest

**   Merger into Alba Holding by legal succession is in process.